Exhibit 21

Sara Lee Corporation - Subsidiaries

Following is a list of active subsidiaries of the registrant. Subsidiaries that are inactive or exist solely to protect business names but do not conduct business have been omitted. The omitted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

NAME OF SUBSIDIARY	PLACE OF FORMATION

United States Subsidiaries
AIDELL’S SAUSAGE COMPANY, INC.	Delaware
BRYAN FOODS, INC.	Delaware
COURTAULDS TEXTILES U.S., INC.	Delaware
EARTHGRAINS BAKING COMPANIES, INC.	Delaware
EARTHGRAINS INTERNATIONAL HOLDINGS, INC.	Delaware
EGBERT LLC	Delaware
EGR CALIFORNIA REGION SUPPORT SERVICES, INC.	California
EGR INTERNATIONAL, INC.	Delaware
EGR RESOURCES, INC.	Delaware
FLAVOR CORP.	Delaware
FLAVOR HOLDINGS, INC.	Delaware
GALLO SALAME, INC.	California
INTERNATIONAL AFFILIATES & INVESTMENT LLC	Delaware
SARA LEE - KIWI HOLDINGS, INC.	Delaware
SARA LEE BAKERY GROUP, INC.	Delaware
SARA LEE CHAMPION EUROPE, INC.	Delaware
SARA LEE CORPORATION	Maryland
SARA LEE DISTRIBUTION, LLC	Delaware
SARA LEE DIVERSIFIED, LLC	Delaware
SARA LEE EQUITY, L.L.C.	Delaware
SARA LEE FOODS, LLC	Delaware
SARA LEE FRENCH FUNDING COMPANY L.L.C	Delaware
SARA LEE FRENCH INVESTMENT COMPANY, L.L.C.	Delaware
SARA LEE INTERNATIONAL FINANCE CORPORATION	Delaware
SARA LEE INTERNATIONAL FUNDING COMPANY L.L.C.	Delaware
SARA LEE INTERNATIONAL LLC	Delaware
SARA LEE INTERNATIONAL TM HOLDINGS LLC	Delaware
SARA LEE MEXICANA HOLDINGS INVESTMENT, L.L.C.	Delaware
SARA LEE REFRIGERATED DOUGH, LLC	Delaware
SARA LEE TM HOLDINGS LLC	Delaware
SARA LEE VERNON, LLC	Delaware
SARA LEE/DE US LLC	Delaware
SARAMAR, L.L.C.	Delaware
SOUTHERN FAMILY FOODS, L.L.C.	Delaware

Foreign Subsidiaries
Sara Lee Australia Partnership	Australia
Sara Lee Australia & NZ Pty Ltd	Australia
Sara Lee Australia Pty Ltd.	Australia
Sara Lee Food & Beverage (Australia) Pty Ltd	Australia
Sara Lee Foodservice (Australia) Pty. Ltd.	Australia
Sara Lee Group (Australia) Pty. Ltd.	Australia
Sara Lee Holdings (Australia) Pty Ltd	Australia
Sara Lee Household and Body Care (Australia) Pty Ltd	Australia

NAME OF SUBSIDIARY	PLACE OF FORMATION
SL/DE Australia Pty Ltd	Australia
SL/DE Holdings (Australia) Pty. Ltd.	Australia
Sara Lee Household and Body Care Österreich GmbH	Austria
Sara Lee Finance Belgium BVBA	Belgium
Sara Lee/DE Immo Belgium BVBA	Belgium
Douwe Egberts Operating Service NV (DEOS)	Belgium
Sara Lee Coffee & Tea Belgium NV	Belgium
Sara Lee Household and Body Care Belgium NV/SA	Belgium
Douwe Egberts Coffee Systems NV	Belgium
CONOPLEX INSURANCE COMPANY LTD.	Bermuda
Sara Lee Cafés do Brasil Ltda	Brazil
Sara Lee Foodservice Ltd.	Canada
NUTRI-METICS INTERNATIONAL (GUANGZHOU) LTD.	China
Fujian Sara Lee Consumer Products Co Ltd	China
Kiwi Brands (Tianjin) Company Ltd.	China
Sara Lee (China) Trading Company Limited	China
Sara Lee/DE Investments (Cyprus) Ltd	Cyprus
Sara Lee Czech Republic, a.s.	Czech Republic
Merrild Kaffe A/S	Denmark
Sara Lee/DE Nordic Finance K/S	Denmark
Courtaulds Textiles Holding SAS	France
Sara Lee France Finance SAS	France
DEF Finance SNC	France
DEF Holding SNC	France
Maison du Café Coffee Systems France SNC	France
Sara Lee Coffee & Tea France	France
Sara Lee France SNC	France
Eurodough SAS	France
Euroraulet SAS	France
Eurorol SAS	France
Eurovita SAS	France
Sara Lee/DE France S.A.S.	France
Fairwind GmbH	Germany
Sara Lee Germany GmbH	Germany
Coffenco International GmbH	Germany
Jensen & Graf Kaffeespezialitäten GmbH	Germany
Sara Lee Coffee & Tea Germany GmbH	Germany
Sara Lee Deutschland GmbH	Germany
Sara Lee/DE Holding GmbH	Germany
Sara Lee Holdings Participation Limited Liability Company (Hellas Holdings)	Greece
Sara Lee Coffee and Tea Hellas SA	Greece
Sara Lee Hong Kong Ltd.	Hong Kong
Sara Lee Hungary Gyártó és Kereskedelmi Zártkörűen Működő Részvénytársaság	Hungary
PT Premier Ventures Indonesia	Indonesia
PT Sara Lee Household Indonesia	Indonesia
PT Sara Lee Indonesia	Indonesia
PT Sara Lee Shared Services Company	Indonesia
PT Sara Lee Trading Indonesia	Indonesia
Linnyshaw Insurance Limited	Isle Of Man
Sara Lee Household and Body Care Italy SpA	Italy
Sara Lee Holdings Italy Srl	Italy

NAME OF SUBSIDIARY	PLACE OF FORMATION
Eurodough Italia Srl	Italy
Sara Lee Japan Ltd.	Japan
SARA LEE HOUSEHOLD AND BODY CARE KENYA LTD.	Kenya
Sara Lee Baltic, s.i.a.	Latvia
Sara Lee Finance Luxembourg SARL	Luxembourg
Sara Lee Holdings Luxembourg Sarl	Luxembourg
Sara Lee Household & Body Care Malawi Ltd	Malawi
Homesafe Products (M) Sdn Bhd	Malaysia
Kiwi Manufacturing SDN BHD	Malaysia
Sara Lee Malaysia SDN BHD	Malaysia
SARA LEE SOUTH EAST ASIA SDN BHD	Malaysia
SL PRODUCTS MANUFACTURING SDN BHD	Malaysia
Sara Lee Mauritius Holding Private Ltd	Mauritius
DECS International Mexico, SA de CV	Mexico
Mexican Traders, SA de CV	Mexico
Baro Bestuursmaatschappij BV	Netherlands
Beheersmaatschappij Bevem BV	Netherlands
Buttress BV	Netherlands
Decaf BV	Netherlands
Defacto BV	Netherlands
Douwe Egberts Beleggingmaatschappij B.V.	Netherlands
Douwe Egberts Coffee Systems International B.V.	Netherlands
Douwe Egberts Coffee Systems Nederland BV	Netherlands
Douwe Egberts Coffee Treatment & Supply BV	Netherlands
Douwe Egberts Koffie & Kado BV	Netherlands
Douwe Egberts Nederland BV	Netherlands
Douwe Egberts Van Nelle Participations B.V.	Netherlands
I Tas Ezn BV	Netherlands
Kiwi European Holdings BV	Netherlands
Marander Assurantie Compagnie BV	Netherlands
Sara Lee Coffee & Tea Asia BV	Netherlands
SARA LEE HOUSEHOLD AND BODY CARE FINANCE B.V.	Netherlands
Sara Lee Household Care Nederland B.V.	Netherlands
Sara Lee International B.V.	Netherlands
Sara Lee International Holdings BV	Netherlands
Sara Lee/DE Finance BV	Netherlands
Sara Lee/DE Investments B.V.	Netherlands
Zijlstra's Meubelfabriek BV	Netherlands
Douwe Egberts Coffee Systems Global Network BV	Netherlands
Earthgrains European Investments BV	Netherlands
Koninklijke Douwe Egberts BV	Netherlands
Cooperatieve Douwe Egberts Finance UA	Netherlands
Sara Lee/DE NV	Netherlands
Sara Lee/DE Finance SEP	Netherlands Antilles
CAITLIN FINANCIAL CORPORATION N.V.	Netherlands Antilles
Codef Financial Services CV	Netherlands Antilles
Sara Lee/DE Antilles NV	Netherlands Antilles
Sara Lee/DE Finance (Antilles) NV	Netherlands Antilles
Sara Lee/DE Investments (Antilles) NV	Netherlands Antilles
Sara Lee New Zealand Limited	New Zealand
Kiwi (Nigeria) Limited	Nigeria

NAME OF SUBSIDIARY	PLACE OF FORMATION
Kaffehuset Friele A/S	Norway
Sara Lee Household Care (Philippines) Inc.	Philippines
Prima - Sara Lee Coffee and Tea Poland S.A.	Poland
Bimbo Produtos Alimentares, Sociedade Unipessoal Limitada	Portugal
Douwe Egberts (Portugal)- Produtos Alimentares Lda	Portugal
Sara Lee Household and Body Care Portugal, Produtos de Consumo Lda	Portugal
Sara Lee Rus LLC	Russian Federation
Sara Lee Singapore Pte Ltd	Singapore
Sara Lee Slovakia, s.r.o.	Slovakia
Bimbo, S.A.	Spain
Pimad, S.A.	Spain
Sara Lee Bakery Iberian Investments, S.L.	Spain
Bimbo-Martínez Comercial, S.L.	Spain
Sara Lee Bakery Canarias, S.L.	Spain
Sara Lee Bakery Iberia Corporativa, S.L.	Spain
Sara Lee Finance Spain S.L.	Spain
Sara Lee Holding Spain, S.L.	Spain
Sara Lee Household and Body Care España S.L.	Spain
Sara Lee Southern Europe, SL	Spain
Merrild Kaffee Systems Sverige AB	Sweden
Decotrade AG	Switzerland
Kiwi (Thailand) Ltd	Thailand
Sara Lee (Thailand) Ltd	Thailand
Sara Lee Coffee & Tea (Thailand) Limited	Thailand
APD Chemicals Limited	United Kingdom
Courtaulds Textiles (Holdings) Limited	United Kingdom
Douwe Egberts Coffee Systems Ltd, UK	United Kingdom
Kiwi (EA) Limited	United Kingdom
Sara Lee Acquisition Limited	United Kingdom
Sara Lee Coffee & Tea UK Ltd	United Kingdom
Sara Lee Household & Body Care UK Limited	United Kingdom
Sara Lee UK Finance Ltd	United Kingdom
Sara Lee UK Holdings Limited	United Kingdom
Sara Lee UK Pension Trustee Limited	United Kingdom
Sara Lee/DE Holdings Limited	United Kingdom
Sara Lee Investments	United Kingdom
Uninex SA	Uruguay
Kiwi Brands (Private) Ltd	Zimbabwe

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